UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 29, 2007
Global Traffic Network, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51838 (Commission File Number)	33-1117834 (IRS Employer Identification No.)

800 Second Avenue, 5th Floor, New York, New York		10017
(Address of principal executive offices)		(Zip Code)
(212) 896-1255
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On April 4, 2007, the Company amended its employment agreement with Scott E. Cody, the Company’s Chief Financial Officer and Chief Operating Officer. Pursuant to the amendment, Mr. Cody is entitled to receive a base salary of $300,000 per year. Prior to the amendment, Mr. Cody was entitled to an annual base salary of $200,000, subject to $25,000 annual increases upon the Company’s achieving annual profitability targets set by the Board, and an annual bonus of up to $50,000 also based on the Company’s achieving annual revenue and profitability targets set by the Board. The amendment to Mr. Cody’s employment agreement became effective as of March 29, 2007.
     In addition, on March 29, 2007, the Company, upon approval by the compensation committee of the Board of Directors, granted Mr. Cody stock options to purchase up to 100,000 shares of the Company’s common stock at an exercise price equal to $5.25 per share. The option vests over three years with 33,333 shares vesting on each of March 29, 2008 and 2009, and 33,334 shares vesting on March 29, 2010.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Amendment No. 1 to Employment Agreement dated April 4, 2007 by and between Global Traffic Network, Inc. and Scott E. Cody.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Traffic Network, Inc.
Date: April 4, 2007	By:	/s/ Scott E. Cody
Scott E. Cody, Chief Operating Officer and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 1 to Employment Agreement dated April 4, 2007 by and between Global Traffic Network, Inc. and Scott E. Cody.